Exhibit 99.6

October 28, 2008

Nuvelo, Inc.

201 Industrial Road, Suite 310

San Carlos, CA

Consent to Reference in Proxy Statement/Prospectus/Consent Solicitation

In connection with the Registration Statement on Form S-4 filed by Nuvelo, Inc. on October 28, 2008, I hereby consent to the reference to me in the proxy statement/prospectus/consent solicitation in such registration statement as a future member of the board of directors of Nuvelo.

Sincerely,

/s/ JEAN-FRANCOIS FORMELA
Name: Jean-Francois Formela, M.D.